Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 28, 2011, by and among Silverthorne Energy Partners LP, a Delaware limited partnership (the “Partnership”), Hicks Oils & Hicksgas, Incorporated, an Indiana corporation (“HOH”), NGL Holdings, Inc., a Delaware corporation (“NGL Holdings”), Krim2010, LLC, an Oklahoma limited liability company (“Krimbill”), Infrastructure Capital Management, LLC, a New York limited liability company (“ICM”), Atkinson Investors, LLC, a Texas limited liability company (“Atkinson,” and together with Krimbill and ICM, the “IEP Group”), and the other Holders identified on the signature pages hereto (such Holders collectively and together with HOH, NGL Holdings and the IEP Group, the “Initial Holders”).  The Partnership and the Initial Holders are referred to collectively herein as the “Parties.”

WHEREAS, the Initial Holders have acquired, and may (together with their respective Affiliates) acquire in the future, certain Registrable Securities; and

WHEREAS, as an inducement to the willingness of the Initial Holders and their respective Affiliates to hold certain Registrable Securities, the Parties desire to provide certain registration rights to the Initial Holders with respect to any Registrable Securities held by them upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“5% Holder” has the meaning set forth in Section 3(o).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used in this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Without limiting the foregoing, for purposes of this Agreement, any Person that, individually or together with its Affiliates, has the direct or indirect right to designate or cause the designation of at least one member to the Board of Directors of the General Partner, and any such Person’s Affiliates, shall be deemed to be Affiliates of the General Partner.  Notwithstanding anything in the foregoing to the contrary, HOH and its respective Affiliates (other than the General Partner or any Group Member), on the one hand, NGL Holdings and its Affiliates (other than the General Partner or any Group Member), on another hand, and the IEP Group and their respective Affiliates (other than the General Partner or any Group Member), on another hand, will not be deemed to be Affiliates of one another hereunder unless there is a basis for such Affiliation independent of their respective Affiliation with any Group Member, the General Partner or any

Affiliate (disregarding the immediately preceding sentence) of any Group Member or the General Partner.

“Agreement” has the meaning set forth in the preamble.

“Atkinson” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Commission” means the Securities and Exchange Commission.

“Common Units” has the meaning set forth in the Partnership Agreement.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Contribution, Purchase and Sale Agreement” means the Contribution, Purchase and Sale Agreement, dated as of September 30, 2010, by and among the Parties, Hicksgas Gifford, Inc., an Indiana corporation, Gifford Holdings, Inc., an Indiana corporation, NGL Supply, Inc., an Oklahoma corporation, and the General Partner.

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means Silverthorne Energy Holdings LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Group Member” means a member of the Partnership Group.

“HOH” has the meaning set forth in the preamble.

“Holder” means (i) any Initial Holder who holds Registrable Securities; or (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 6(e) hereof.

“ICM” has the meaning set forth in the preamble.

“IEP Group” has the meaning set forth in the preamble.

“Indemnified Persons” has the meaning set forth in Section 5(a).

“Initial Holders” has the meaning set forth in the preamble.

“Initial Public Offering” means the first firm commitment underwritten, public offering of Common Units pursuant to a registration statement that is filed and declared effective under the Securities Act, with net proceeds to the Partnership of at least $50 million.

“Initiating Holder” has the meaning set forth in Section 2(a)(i).

“IPO Date” means the closing date of the first sale of Common Units in the Initial Public Offering.

“Krimbill” has the meaning set forth in the preamble.

“Lock-Up Period” has the meaning set forth in Section 3(o).

“Losses” has the meaning set forth in Section 5(a).

“NGL Holdings” has the meaning set forth in the preamble.

“Ownership Percentage” means, with respect to a Holder, a percentage obtained by dividing (i) the total number of Registrable Securities owned by such Holder by (ii) the total number of outstanding Common Units.

“Parties” has the meaning set forth in the preamble.

“Partnership” has the meaning set forth in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

“Partnership Group” means the Partnership and its subsidiaries treated as a single consolidated entity.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Piggyback Notice” has the meaning set forth in Section 2(b)(i).

“Piggyback Registration” has the meaning set forth in Section 2(b)(i).

“Piggyback Request” has the meaning set forth in Section 2(b)(i).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Partnership to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all information incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means Common Units beneficially owned by a Holder, including any Common Units acquired by a Holder upon the conversion of Subordinated Units; provided, however, that Registrable Securities shall not include any Common Units: (i) that have been sold or disposed of in accordance with an effective Registration Statement covering such Common Units; (ii) that are held by any Group Member; (iii) for which Rule 144 or another exemption from registration is available to enable the Holder of such Common Units to dispose of the number of Common Units it desires to sell at the time it desires to do so without registration under the Securities Act or other similar applicable law; or (iv) that have been sold or disposed of in accordance with Rule 144 (or any similar provision then in force under the Securities Act).

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the sale or resale of the Registrable Securities under the Securities Act, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all information incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requisite Ownership Threshold” means, with respect to any Significant Holder, a number of Registrable Securities held by such Significant Holder and its Affiliates constituting at least a 5% Ownership Percentage.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430B” means Rule 430B promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430C” means Rule 430C promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel or any other advisor for any Holder.

“Shelf Registration Statement” means a “shelf” Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders, of the Registrable Securities pursuant to Rule 415.

“Significant Holder” means each of (i) NGL Holdings, (ii) HOH and (iii) the IEP Group (acting together in their capacities as Holders), in each case only for so long as such Significant Holder continues to hold a Requisite Ownership Threshold.

“Subordinated Units” has the meaning set forth in the Partnership Agreement.

“Suspension” has the meaning set forth in Section 2(c)(v).

“Trading Market” means the principal national securities exchange on which the Common Units are or will be listed or admitted to trading.

“Transaction Documents” means (i) the Partnership Agreement, (ii) the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of the date hereof, as amended from time to time; and (iii) the Contribution, Purchase and Sale Agreement.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

The division of this Agreement into sections and other portions and the insertion of headings are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.  Unless otherwise indicated, all references to a “Section” followed by a number or a letter refer to the specified Section of this Agreement.  The terms

“this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement as a whole and not to any particular provision of this Agreement.

Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa, and any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, (iii) “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation,” and (iv) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute.  If any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.  Reference to any Party hereto is also a reference to such Party’s permitted successors and assigns.

The Parties have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, any of the Parties by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft of this Agreement, and no rule of strict construction will be applied against any Party hereto.

2.                                       Registration.

(a)                                  Demand Registration.

(i)                                     At any time following the date that is one hundred and eighty (180) days after the IPO Date, any Significant Holder that holds Registrable Securities (the “Initiating Holder”) that desires to sell shall have the option and right, exercisable by delivering a written notice to the Partnership (a “Demand Notice”), to require the Partnership to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice (the “Demand Registration”).

(ii)                                  Within five (5) Business Days of the receipt of the Demand Notice, the Partnership shall give written notice of such Demand Notice to all Holders and shall, subject to the limitations of this Section 2(a), use all commercially reasonable efforts to file a Registration Statement covering all of the Registrable Securities that the Holders shall in writing request (such request to be given to the Partnership within ten (10) Business Days of receipt of such notice of the Demand Notice given by the Partnership pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as promptly as practicable as directed by the Initiating Holder in accordance with the terms and conditions of the Demand Notice and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act for not less than six (6) months following the Effective Date or such shorter period when all Registrable Securities covered by such

Registration Statement have been sold (the “Effectiveness Period”); provided, however, that the Partnership shall not be required to effect the registration of Registrable Securities pursuant to this Section 2(a) unless the Registrable Securities are offered at an aggregate proposed offering price of not less than $10 million.

(iii)                               Subject to the other limitations contained in this Agreement, the Partnership is not obligated hereunder to effect more than (A) one (1) Demand Registration by each Significant Holder; (B) three (3) Demand Registrations in total; (C) one (1) Demand Registration on Form S-1 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period; or (D) two (2) Demand Registrations on Form S-3 (or any equivalent or successor form under the Securities Act) in any twelve (12) month period.

(iv)                              Notwithstanding any other provision of this Section 2(a), the Partnership shall not be required to effect a registration or file a Registration Statement pursuant to this Section 2(a): (A) during the period starting with the date sixty (60) days prior to a good faith estimate, with the approval of the Board of Directors of the General Partner, of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Partnership-initiated registration; provided that the Partnership uses commercially reasonable efforts to cause such registration statement to become effective; (B) for a period of up to ninety (90) days after the date of a Demand Notice for registration pursuant to this Section 2(a) if at the time of such request (1) the Partnership is engaged, or has plans with the approval of the Board of Directors of the General Partner to engage, within ninety (90) days of the time of such Demand Notice, in a firm commitment underwritten public offering of Common Units in which the Holders of Registrable Securities were or will be provided the opportunity to include Registrable Securities pursuant to Section 2(b), or (2) the Partnership is currently engaged in a self-tender or exchange offer and the filing of a Registration Statement would cause a violation of the Exchange Act; or (C) for a period of up to ninety (90) days, if the Conflicts Committee, proceeding in good faith, determines that a postponement is in the best interest of the Partnership due to a pending transaction, desire to avoid disclosure of non-public information or otherwise; provided, however, that in no event shall the Partnership postpone or defer any Demand Registration pursuant to this Section 2(a)(iv) and/or Section 3(o) for more than an aggregate of one hundred and eighty (180) days in any twelve (12) month period.

(v)                                 Notwithstanding any other provision of this Section 2(a), if (A) the Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten public offering and (B) the managing underwriter advises the Partnership that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement would have a material adverse effect on the timing or success of the offering, then the Partnership shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced to equal the number of Registrable Securities that such managing underwriter advises the Partnership can be sold without having such adverse effect.  The reductions shall be allocated pro rata among the Holders seeking to include their Registrable Securities in the underwriting, based, for each such Holder, on the percentage derived by dividing (A) the number of Registrable Securities owned by such Holder by (B) the total number of Registrable Securities owned by all the Holders seeking to include their

Registrable Securities in the underwriting.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(vi)                              The Partnership may include in any such Demand Registration other Partnership securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter for the offering determines that the number of Common Units proposed to be offered in such offering would have a material adverse effect on the timing or success of such offering, then the Registrable Securities to be sold by the Holders shall be included in such registration before any Partnership securities proposed to be sold for the account of the Partnership or any other Person.

(vii)                           Subject to the limitations contained in this Agreement, the Partnership shall effect any Demand Registration on Form S-3 (except if the Partnership is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if the Partnership becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities through a firm commitment underwriting shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Partnership).

(viii)                        Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Partnership shall (A) promptly prepare and file or cause to be prepared and filed: (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix)                                In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Partnership shall amend or supplement such Registration Statement or related Prospectus as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement.

(b)                                 Piggyback Registration.

(i)                                     If the Partnership shall at any time propose to file a Registration Statement, other than pursuant to any Demand Registration, for an offering of Common Units for cash (whether in connection with a public offering of Common Units by the Partnership, a public offering of Common Units by unitholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement form that does not permit secondary sales), the Partnership shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five (5) Business Days before) the anticipated initial filing date of such Registration Statement (the “Piggyback Notice”).  The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”).  The Partnership shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Partnership has received written requests within three (3) days after mailing of the Piggyback Notice (“Piggyback Request”) for inclusion therein.  If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Partnership, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Partnership with respect to offerings of Common Units, all upon the terms and conditions set forth herein.

(ii)                                  If the Registration Statement under which the Partnership gives notice under this Section 2(b) is for an underwritten offering, the Partnership shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  If the managing underwriter or managing underwriters of such offering advise the Partnership in writing that, in their opinion, the inclusion of all of such Holders’ Registrable Securities in the subject Registration Statement would have a material adverse effect on the timing or success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Registrable Securities held by the Holders that, in the opinion of the managing underwriter or managing underwriters, will not have a material adverse effect on the timing or success of the offering.  Any reductions in the amount of Registrable Securities to be included in the underwriting shall be allocated pro rata among the Holders seeking to include their Registrable Securities in the underwriting, based, for each such Holder, on the percentage derived by dividing (A) the number of Registrable Securities owned by such Holder by (B) the total number of Registrable Securities owned by all the Holders seeking to include their Registrable Securities in the underwriting.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Partnership and the managing underwriter(s) delivered on or prior to the time of pricing of such offering.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(iii)                               The Partnership shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) prior to the Effective Date of such Registration Statement whether or not any Holder has elected to include Registrable Securities in such Registration Statement.  The registration expenses of such withdrawn registration shall be borne by the Partnership in accordance with Section 4 hereof.

(c)                                  General Provisions.

(i)                                     All registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder for so long as may be required for each such Holder to sell all of the Registrable Securities held by such Holder as provided in this Agreement.

(ii)                                  Any Demand Notice or Piggyback Request shall (i) specify the Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s present intent to offer such Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(iii)                               No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(iv)                              The Partnership has not entered into any agreement which (a) conflicts with the provisions hereof in any material respect or (b) would allow any holder of Common Units (other than the General Partner) to include Common Units in any Registration Statement filed by the Partnership on a basis that is superior or more favorable in any material respect to the rights granted to the Significant Holders hereunder.

(v)                                 Notwithstanding any provision of this Agreement to the contrary, the Partnership may voluntarily suspend the effectiveness of any Shelf Registration Statement or may otherwise require the discontinuance of offers under the Shelf Registration Statement for a period of up to ninety (90) days if the Conflicts Committee, proceeding in good faith, determines the offering of any Registrable Securities pursuant to such Shelf Registration Statement would not be in the best interests of the Partnership due to a pending transaction, desire to avoid disclosure of non-public information or otherwise (in either case, a “Suspension”); provided, however, that in no event shall the Partnership effect Suspensions under this Section 2(c)(v) for more than an aggregate of one hundred and eighty (180) days in any twelve (12) month period.  The Partnership shall notify each Holder eligible to sell Registrable Securities under such Shelf Registration Statement as promptly as reasonably practicable of any Suspensions and, upon receipt of such notice, each such Holder shall forthwith discontinue disposition of such Registrable Securities under such Shelf Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Shelf Registration Statement or until it is advised in writing by the Partnership that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Shelf Registration Statement.

3.                                       Registration Procedures.

The procedures to be followed by the Partnership and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Partnership and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                  The Partnership will, at least three (3) Business Days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (other than amendments and supplements filed principally for the purpose of naming Holders and providing information with respect thereto), (i) unless available to the Holders through public filings with the Commission, furnish to such Holders copies of all such documents proposed to be filed and (ii) give good faith consideration to such comments as any Significant Holder reasonably shall propose within two (2) Business Days of the delivery of such copies to such Significant Holder.

(b)                                 The Partnership will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the applicable Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders, but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Partnership.

(c)                                  The Partnership will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(d)                                 The Partnership will notify such Holders as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Partnership whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Partnership shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling Holders, but not information which the Partnership believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any

Proceeding for such purpose; and (v) of the occurrence of (but not the nature or details concerning) any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Partnership shall be required pursuant to this clause (v) in the event that the Partnership either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(e)                                  The Partnership will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable time, or if any such order or suspension is made effective during any Suspension period, at the earliest practicable time after the Suspension period is over.

(f)                                    During the Effectiveness Period, the Partnership will furnish to each such Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Partnership will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(g)                                 The Partnership will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period.  The Partnership consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)                                 The Partnership will have caused or will cause, as the case may be, all Registrable Securities registered pursuant to this Agreement to be listed on the Trading Market and will have provided or will provide, as the case may be, a transfer agent and registrar for Registrable Securities covered by a Registration Statement not later than the Effective Date of such Registration Statement.

(i)                                     The Partnership will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.  In connection therewith, if required by the Partnership’s transfer agent, the Partnership will promptly, after the Effective Date of the Registration Statement, cause to be delivered to its transfer agent appropriate authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j)                                     Upon the occurrence of any event contemplated by Section 3(d)(v), as promptly as reasonably possible, the Partnership will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)                                  Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) such Holders provide written notice to the Partnership of their intention to distribute Registrable Securities by means of an underwritten offering, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Initiating Holder in the case of a Demand Registration (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Partnership) or by the Partnership in the case of a registration initiated by the Partnership, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Partnership hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(l)                                     In the event such Holders seek to complete an underwritten offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Partnership will make available upon reasonable notice at the Partnership’s principal place of business or such other reasonable place for inspection by the managing underwriter or managing underwriters selected in accordance with Section 3(k) such financial and other information and books and records of the Partnership, and cause the officers, employees, counsel and independent certified public accountants of the Partnership to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(m)                               In connection with any registration of Registrable Securities pursuant to this Agreement, the Partnership will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n)                                 The Partnership will have no obligation to include in a Registration Statement or Piggyback Registration Registrable Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Partnership, is reasonably required in order for the Registration Statement or related Prospectus to comply with the Securities Act.

(o)                                 In connection with any underwritten offering of Common Units, each Holder beneficially owning five percent (5%) or more of the Partnership’s voting securities (each a “5% Holder”) hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Units held by such Holder (other than those included in such offering) for a period specified by the representative of the underwriters of Common Units not to exceed ninety (90) days following the closing date of the offering of Common Units (the “Lock-Up Period”); provided that all officers and directors of the General Partner and holders of at least five percent (5%) of the Partnership’s voting securities enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such Lock-Up Period.  In addition, if (A) during the last seventeen (17) days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (B) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 3(o) shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event.  Each 5% Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Partnership or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested by the Partnership or the representative of the underwriters of Common Units, each Holder shall provide, within three (3) days of such request, such information as may be required by the Partnership or such representative in connection with the completion of any public offering of the Common Units pursuant to a Registration Statement.  The obligations described in this Section 3(o) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The Partnership may impose stop-transfer instructions with respect to the Common Units subject to the foregoing restriction until the end of the Lock-Up Period.

4.                                       Registration Expenses.  All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses) shall be borne by the Partnership, whether or not any Registrable Securities are sold pursuant to a Registration Statement.  “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. and (C) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Common Units and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and expenses of counsel (including local and special), auditors and accountants (including the expenses of any “cold comfort” letters required or incidental to the performance of such obligations)  for the Partnership, (v) Securities Act liability insurance, if the Partnership so desires such insurance, (vi) fees and expenses of all other Persons retained by the Partnership in connection with the consummation of the transactions contemplated by this Agreement, (vii) the costs and expenses related to investor presentations on any road show undertaken in connection with the marketing of the Common Units, including, expenses associated with any electronic road show, travel and lodging expenses of the underwriters and officers and employees of the General Partner or any Group Member, (viii) the costs and expenses of qualifying the Common Units for inclusion in the book-entry settlement system of the DTC and (ix) the fees and expenses of the transfer agent and registrar.  In addition, the Partnership shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.  All Selling Expenses shall be borne by the selling Holders pro rata in proportion to the number of Registrable Securities sold by each selling Holder or as they may otherwise agree.

5.                                       Indemnification.

(a)                                  By the Partnership.  If underwriters are engaged in connection with any registration referred to in Section 2, the Partnership shall provide indemnification, representations, covenants, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters and the Partnership.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, in addition to and not in limitation of the Partnership’s obligations under Section 7.7 of the Partnership Agreement, the Partnership shall indemnify and hold harmless each Holder thereunder, its directors and officers, and each Person, if any, who controls such Holder within the meaning of the Securities Act and the Exchange Act, and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the related Prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Partnership shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing specifically for use in the preparation of the Registration Statement, the related Prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by such Holder.

(b)                                 By Each Holder.  Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Partnership, its directors and officers, and each Person, if any, who controls the Partnership within the meaning of the Securities Act or of the Exchange Act (excluding such indemnifying Holder) to the same extent as the foregoing indemnity from the Partnership to the Indemnified Persons, but only with respect to information furnished in writing by or on behalf of such Holder specifically for use in the preparation of the Registration Statement, the related Prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto.

6.                                       Miscellaneous.

(a)                                  Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Partnership of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d), such Holder shall forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Partnership that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Partnership may provide appropriate stop orders to enforce the provisions of this Section 6(a).

(b)                                 Specific Performance.  Damages in the event of breach of this Agreement by a Party may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any such Party from pursuing any other rights and remedies at law or in equity which such Party may have.

(c)                                  Amendments.  This Agreement may be amended only by means of a written amendment signed by the Partnership and the Holders of 50% of the then-outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.  The Partnership shall provide prior notice to all Significant Holders of any proposed amendment.

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, courier service, email or personal delivery:

(i)                                     if to a Holder, at (A) the most current mailing address given by such Holder to the Partnership in accordance with the provisions of this Section 6(d), which addresses initially are, with respect to the Holders, the addresses set forth in the Contribution, Purchase and Sale Agreement; or (B) the email address set forth opposite such Holder’s name in the signature pages hereto;

(ii)                                  if to a transferee of a Holder, to such Holder at the mailing address or email address provided pursuant to Section 6(e); and

(iii)                               if to the Partnership, at 6120 S. Yale, Suite 805, Tulsa, OK 74136 or Email: cjones@ngl-supply.com, Attention: Craig Jones, notice of which is given in accordance with the provisions of this Section 6(d).

All such notices and communications shall be deemed to have been received (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged, if sent via email; (iii) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (Central Time) on a Business Day; (iv) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (Central Time) on any date and earlier than 11:59 p.m. (Central Time) on such date; or (v) when actually received, if sent by any other means.

(e)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  Except as provided in this Section 6(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Partnership and the Significant Holders.  Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the transfer of the underlying Registrable Securities was made in accordance with the terms of the Partnership Agreement; (ii) the Partnership is, promptly after such transfer, furnished with written notice of the name, mailing address and email address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement.  The Partnership may not assign its respective rights or obligations hereunder without the prior written consent of each of the Significant Holders.

(f)                                    Execution and Counterparts.  This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart.  Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.  In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(g)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

(h)                                 Submission to Jurisdiction.  Each of the Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and any appellate court from and thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the Parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware court or, to the fullest extent permitted by applicable law, in such federal court.  The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i)                                     Waiver of Venue.  The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 6(h) and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(j)                                     Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)                                  Invalidity of Provisions.  If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and part thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

(l)                                     Entire Agreement.  This Agreement, together with the other Transaction Documents, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby or in the other Transaction Documents, whether oral or written.  Without limiting the foregoing, each of the Parties acknowledges and agrees that (i) this Agreement is being executed and delivered in connection with each of the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) the performance of this Agreement and the other Transaction Documents and expected benefits herefrom and therefrom are a material inducement to the willingness of the Parties to enter into and perform this Agreement and the other Transaction Documents and the transactions described herein and therein, (iii) the Parties would not have been willing to enter into this Agreement in the absence of the entrance into, performance of, and the economic interdependence of, the Transaction Documents, (iv) the execution and delivery of this Agreement and the other Transaction Documents and the rights and obligations of the parties hereto and thereto are interrelated and part of an integrated transaction being effected pursuant to the terms of this Agreement and the other Transaction Documents, (v) irrespective of the form such documents have taken, or otherwise, the transactions contemplated by this Agreement and the other Transaction Documents are necessary elements of one and the same overall and integrated transaction, (vi) the transactions contemplated by this Agreement and by the other Transaction Documents are economically interdependent and (vii) such Party will cause any of its successors or permitted assigns to expressly acknowledge and agree to this Section 6(l) prior to any assignment or transfer of this Agreement, by operation of law or otherwise.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SILVERTHORNE ENERGY PARTNERS LP
By:	Silverthorne Energy Holdings LLC,
its General Partner

By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

Attention:	Todd Coady and	HICKS OILS & HICKSGAS, INCORPORATED
Shawn Coady
Email:	toddc@hicksoffice.com	By:		/s/ Shawn Coady
	shawnc@hicksoffice.com		Name:	Shawn Coady
			Title:	Vice President

Attention: William Zartler	NGL HOLDINGS, INC.
Email: bill.zartler@denhamcapital.com
	By:		/s/ William Zartler
		Name:	William Zartler
		Title:	Director

Attention: H. Michael Krimbill	KRIM2010, LLC
Email: mkrimbill@cox.net
	By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Manager

Attention: Jay Hatfield	INFRASTRUCTURE CAPITAL MANAGEMENT, LLC
Email: jay.hatfield@infracapllc.com
	By:	/s/ Jay Hatfield
Jay Hatfield
Manager

Signature Page to Registration Rights Agreement

Attention: Bradley K. Atkinson	ATKINSON INVESTORS, LLC
Email: atkinsonbk@aol.com
	By:	/s/ Bradley K. Atkinson
Bradley K. Atkinson
Manager

/s/ Stanley A. Bugh
Stanley A. Bugh
	Address:	5537 E. 106th Place
Tulsa, OK 74137

/s/ Robert R. Foster
Robert R. Foster
	Address:	58 Aberdeen Crossing Place
The Woodlands, TX 77381

/s/ Brian K. Pauling
Brian K. Pauling
	Address:	6109 E. 106th Street
Tulsa, OK 74137

/s/ Stanley D. Perry
Stanley D. Perry
	Address:	7309 S. 5th Street
Broken Arrow, OK 74011

/s/ Stephen D. Tuttle
Stephen D. Tuttle
	Address:	6211 E. 105th Street
Tulsa, OK 74137

/s/ Craig S. Jones
Craig S. Jones
	Address:	3451 E. 87th Place
Tulsa, OK 74137

Signature Page to Registration Rights Agreement

/s/ Daniel Post
Daniel Post
Address:	12800 W. 123rd Court
Overland Park, KS 66213

/s/ Mark McGinty
Mark McGinty
Address:	5416 E. 109th Street
Tulsa, OK 74137

/s/ Sharra Straight
Sharra Straight
Address:	8422 S. 71st East Avenue
Tulsa, OK 74133

Signature Page to Registration Rights Agreement